QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

Independent Auditors' Consent

To the Board of Directors
Falcon Financial, LLC:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
New York, New York November 21, 2003

QuickLinks

  Exhibit 23.3